EXHIBIT 10.22

                          Consultant Agreement Between
                         Image Sensing Systems, Inc. and
                                 James Murdakes

WHEREAS James Murdakes (Murdakes) as a consultant to Image Sensing Systems, Inc. (ISS or the "Company") has served in the capacity as the Chief Executive Officer and President of the Company since April 2002, without a written agreement between the Company and Murdakes as to a monthly retainer for his services, bonus payments awarded for achieving Company financial and strategic objectives or severance payments in the event he is terminated without cause (as defined below), or due to a change in control (as defined below)

WHEREAS the Company believes a consultancy agreement with Murdakes is in the best interests of the Company in order to document the Company's Compensation and Severance obligations to Murdakes

NOW THEREFORE the Company agrees to (1) pay Murdakes a retainer of $9,330 per month on the last day of each month for fiscal year 2004, with the understanding that the Company may adjust this retainer amount at the end of 2004 and each year thereafter if Murdakes remains as the Company's Chief Executive Officer and President; (2) pay Murdakes an annual bonus after the end of the fiscal year for achieving the financial and strategic objectives agreed upon by the Board of Directors of the Company and Murdakes at the beginning of such year, provided that, such bonus shall be determined by the Compensation Committee and approved by the full Board of Directors of the Company; (3) pay Murdakes severance pay in an amount equal to Murdakes' monthly retainer on the termination date multiplied by six months if the Company terminates him without cause (as defined below) or to pay Murdakes severance pay in an amount equal to Murdakes' monthly retainer on the date of change of control (as defined below) multiplied by twelve months in the event of a change in control (as defined below) of the Company.

Murdakes shall provide services on an at-will basis. This consultancy agreement is not, and shall not be construed as, an employment contract affecting in any way the duration of Murdakes' services or any terms and conditions thereof except those set forth herein. Murdakes and the Company may terminate their consultancy relationship at any time, for any reason, or for no reason.

"Cause" means: any failure to perform assigned job responsibilities that continues unremedied for a period of thirty (30) days after written notice to Murdakes by the Company; conviction of a felony or misdemeanor or failure to contest prosecution for a felony or misdemeanor; the Company's reasonable belief that Murdakes engaged in a violation of any statute, rule or regulation, any of which in the judgment of the Company is harmful to the Company's business or to the Company's reputation; or the Company's reasonable belief that Murdakes engaged in unethical practices, dishonesty or disloyalty.


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"Change in Control" means the occurrence of any of the following events:

(a) Any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board of Directors of the Company, unless the Board of Directors specifically designates such acquisition to be a change of control; or

(b) A merger or consolidation of the Company whether or not approved by the Board of Directors of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

CONSULTANT

AGREED: /s/ James Murdakes                               Dated    March 23, 2004
        ------------------------------------------------------------------------
        James Murdakes

IMAGE SENSING SYSTEMS, INC.

AGREED: /s/ Arthur J. Bourgeois                            Dated  March 23, 2004
        ------------------------------------------------------------------------
        Arthur J. Bourgeois, Chief Financial Officer




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